Exhibit 3.2
EXHIBIT A

FIRST AMENDMENT TO

THE SECOND AMENDED AND RESTATED BYLAWS

OF

ODYSSEY HEALTHCARE, INC.
     Article VII of the Second Amended and Restated Bylaws (the “Bylaws”) is hereby amended and restated to read in its entirety as follows:
ARTICLE VII

CERTIFICATES AND STOCKHOLDERS
     7.1 Form of Certificates for Shares; Uncertificated Shares. The shares of the Corporation’s stock may be certificated or uncertificated, as provided for under the Delaware General Corporation Law, and shall be entered into the books of the Corporation and registered as they are issued. Any certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board. Shares issued in certificate form shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on a certificate for shares of stock of the Corporation may be facsimiles, engraved or printed and may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Certificates for shares of stock of the Corporation shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.
     7.2 Replacement of Lost or Destroyed Certificates. The Board may direct a new certificate or certificates of stock or uncertificated shares of stock to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders in person or by their duly authorized attorneys or legal representatives on surrender of the certificates therefore properly endorsed and by registered owners of uncertificated shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of all taxes as may be imposed by law, the Corporation or its transfer agent shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
     7.5 Regulations. The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of any certificated or uncertificated shares of stock of the Corporation.
     7.6 Legends. The Board shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
[SIGNATURE PAGE FOLLOWS]

     I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing amendment was duly adopted by the Board of Directors of the Corporation on December 20, 2007 in accordance with Section 8.13 of the Bylaws.

/s/ W. Bradley Bickham

W. Bradley Bickham, Secretary